Exhibit 99.1

Innoviva Reports Fourth Quarter and Full Year 2016 Financial Results

•                  2016 royalties earned up 119% vs. 2015

•                  Royalties earned in Q4 2016 of $46.8 million, up 80% from Q4 2015

•                  Net income for Q4 2016 of $25.5 million, or $0.24 per share, and adjusted earnings per share of $0.26 per share

•                  Announced a new $150 million capital return plan for 2017

•                  Management will host a conference call and webcast today at 5:00 p.m. Eastern time.

BRISBANE, Calif., February 9, 2017 — Innoviva, Inc. (NASDAQ: INVA) today reported financial results for the fourth quarter and year ended December 31, 2016. Gross royalties earned on net sales of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® from Glaxo Group Limited (GSK) during the fourth quarter of 2016 were $46.8 million, up 80% from $26.1 million in the fourth quarter of 2015.  Gross royalties earned in 2016 reached $146.5 million, up 119% from $66.9 million in 2015.

Income from operations for the fourth quarter of 2016 was $37.7 million, compared with $17.3 million for the same period in 2015.  Adjusted EBITDA rose 95% to $43.7 million, from $22.4 million in the fourth quarter of 2015.

Net cash and cash equivalents, short-term investments and marketable securities totaled $150.4 million as of December 31, 2016, and royalties receivable from GSK totaled $46.8 million at December 31, 2016. During the quarter, Innoviva continued to execute on its capital return program through the repurchase of $12.5 million in Innoviva common stock, the purchase of $4.1 million face value of Innoviva convertible subordinated notes due 2023 (the Convertible Notes)  for a net cash consideration of $3.3 million, and the principal repayment of $3.6 million of Innoviva’s non-recourse 9% 2029 notes (the 2029 Notes).

“We are very pleased with the continued progress that was made during the fourth quarter in the ongoing global commercialization of RELVAR/BREO ELLIPTA and ANORO ELLIPTA.  According to IMS, U.S. TRx market share for BREO and ANORO achieved all-time highs of 13.8% and 10.7% respectively, for the week ended January 27, 2017,” said Michael W. Aguiar, President and Chief Executive Officer of Innoviva. “During the fourth quarter, we returned an additional $16.6 million of capital to investors through repurchases of common stock and Convertible Notes which brings the total investor returns to $118 million, resulting in a reduction in total shares outstanding of more than 8 percent, since launching the capital return plan in the fourth quarter of 2015. Our 2017 capital return plan will be focused on the redemption of our 2029 Notes and we project the plan to return up to $150 million.  Our plan also maintains the flexibility to make opportunistic purchases of company stock and Convertible Notes based upon market conditions. Looking forward, we remain optimistic about the significant growth prospects for our respiratory portfolio and for the company.”

Recent Highlights

•                  GSK Net Sales:

•                  Fourth quarter 2016 net sales of RELVAR®/BREO® ELLIPTA® by GSK were $273.0 million, up 76% from $154.7 million in the fourth quarter of 2015, with $157.7 million in net sales from the U.S. market and $115.3 million from non-U.S. markets.

•                  Fourth quarter 2016 net sales of ANORO® ELLIPTA® by GSK approximately doubled to $90.7 million, from $45.4 million in the fourth quarter of 2015, with $63.3 million of sales from the U.S. market and $27.4 million from non-U.S. markets.

•                  Capital Returns:

•                  During the fourth quarter of 2016, Innoviva repurchased $4.1 million of its convertible subordinated notes due 2023, for net cash of $3.3 million.

•                  During the fourth quarter of 2016, Innoviva repurchased $12.5 million in Innoviva common stock. Through December 31, 2016, Innoviva repurchased $103.7 million in stock since December 2015 at an average price of $10.50 per share.

•                  Corporate Governance:

                        Expanded the Board of Innoviva by appointing Patrick G. LePore and Barbara Duncan as independent directors. Mr. LePore was formerly Chief Executive Officer and Chairman of Par Pharmaceuticals, Inc. and currently serves on the Board of Directors of PharMerica Corporation and AgeneBio, Inc. Ms. Duncan was formerly chief financial officer and treasurer at Intercept Pharmaceuticals, Inc. and currently serves on the board of directors of Aevi Genomics Medicine, Inc., Adaptimmune Therapeutics plc, Jounce Therapeutics, Inc. and ObsEva SA..

•                  Product Updates:

•                  Announced in November 2016 the regulatory submission by GSK in the US for once-daily closed triple combination therapy (FF/UMEC/VI) for patients with COPD

•                  Announced in December 2016 the regulatory approval in Japan for RELVAR®/BREO® ELLIPTA® 100/25 mcg for use in patients with COPD

•                  Announced in December 2016 the regulatory submission by GSK in the European Union for once-daily closed triple combination therapy (FF/UMEC/VI) for patients with COPD

Additional Financial Results for the Fourth Quarter of 2016

Total net revenue for the fourth quarter of 2016 was $43.6 million, compared with $22.8 million in the fourth quarter of 2015. Gross royalty revenues for the fourth quarter of 2016 included gross royalties of $41.0 million from global net sales of RELVAR®/BREO® ELLIPTA® and gross royalties of $5.8 million from global net sales of ANORO® ELLIPTA®.

Operating expenses for the fourth quarter of 2016 were $6.0 million, compared with $5.5 million in the fourth quarter of 2015.

Net income in the fourth quarter of 2016 was $25.5 million, or $0.24 per share, compared with a net income of $4.3 million, or $0.04 per share, in the fourth quarter of 2015.  Adjusted EBITDA was $43.7 million for the fourth quarter of 2016, compared with $22.4 million in the fourth quarter of 2015 (a 95% increase). Adjusted earnings per share for the fourth quarter of 2016 totaled $0.26 per share, compared with $0.08 per share in the fourth quarter of 2015.

Conference Call and Webcast Information

To participate in the live call, dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers, and enter Conference ID: 56289708. A live webcast of the call will be available at: http://edge.media-server.com/m/p/oopm5ciq or from the investor relations section of the company website at www.inva.com and will be archived for 30 days. A telephone replay of the call will be available through February 16, 2017, by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers and entering Conference ID: 56289708.

Note Regarding 2017 Capital Return Program

The company’s announcement of its capital return program does not obligate the company to repurchase any specific number of its shares of common stock or dollar amount of its equity or debt. The company will determine when, if and how to proceed with any repurchase transactions under the program, as well as the amount of any such transactions, based upon, among other things, the company’s evaluation of its liquidity and capital needs (including for strategic and other opportunities), its business, results of operations, and financial position and prospects, general financial, economic and market conditions, prevailing market prices for the company’s shares of common stock and debt, corporate, regulatory and legal requirements, and other conditions and factors deemed relevant by the company’s management and Board of Directors from time to time. The capital return program may be suspended or discontinued at any time. There can be no assurance as to the actual volume of any share or debt repurchases in any given period or over the term of the program, if any, or as to the manner or terms of any such transactions. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measures of adjusted EBITDA and adjusted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.”

Innoviva believes that the non-GAAP financial information provided in this release can assist investors, research analysts and others in understanding and assessing Innoviva’s on-going operations, financial performance and prospects for the future and provides an additional tool to use in comparing Innoviva’s financial results with other companies in Innoviva’s industry or with similar operating profiles, without regard to financing or capital structures. Adjusted EBITDA and adjusted earnings per share are used as supplemental financial operating measures by Innoviva’s management and frequently discussed with external users of its financial statements.

Adjusted EBITDA is determined by taking GAAP net income (loss) and adding back interest expense (income), taxes, stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company’s ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company’s annual performance review process. Innoviva’s method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies.

Adjusted earnings per share is determined by taking Adjusted net income (loss) and dividing the total by the fully diluted number of shares outstanding used to calculate the GAAP diluted EPS. Adjusted net income (loss) is determined by taking GAAP net income (loss) and adding back stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party, Innoviva believes the non-GAAP measure of adjusted earnings per share provides useful information about the Company’s core operating performance, and enhances the overall understanding of the Company’s past financial performance and its prospects for the future. Innoviva’s method of computing adjusted earnings per share may not be the same method used to compute similar measures reported by other companies.

Adjusted EBITDA, adjusted net income (loss) and adjusted earnings per share should not be considered in isolation or as a substitute to net income/loss, income/loss from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted earnings per share is not intended to represent cash flow per share and does not represent a measure of liquidity or cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva’s consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva’s non-GAAP financial measures to their most directly comparable GAAP financial measure.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for COPD.  For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of Innoviva, future purchases under Innoviva’s capital return program or otherwise, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, expectations for products, and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, delays or difficulties in commencing or completing clinical studies, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, dependence on third parties to conduct its clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, and risks of collaborating with third parties to discover, develop and commercialize products. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, to be filed with the SEC in the first quarter of 2017. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Contact:

Eric d’Esparbes
Sr. Vice President and Chief Financial Officer
650-238-9640
investor.relations@inva.com

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenue:
Royalty revenue from a related party, net	$43,391	$22,615	$132,684	$53,064
Revenue from collaborative arrangements from a related party	221	221	885	885
Total revenue (1)	43,612	22,836	133,569	53,949

Operating expenses:
Research and development (2)	345	722	1,393	2,619
General and administrative (2)	5,606	4,821	23,188	19,750
Total operating expenses	5,951	5,543	24,581	22,369

Income from operations	37,661	17,293	108,988	31,580

Other income (expense), net	638	3	2,382	1,120
Interest income	171	52	582	343
Interest expense	(13,000)	(13,047)	(52,416)	(51,803)
Net income (loss)	$25,470	$4,301	$59,536	$(18,760)

Basic earnings per share	$0.24	$0.04	$0.54	$(0.16)
Diluted earnings per share	$0.22	$0.04	$0.53	$(0.16)

Shares used in computing basic earnings per share	107,640	115,184	110,280	115,372
Shares used in computing diluted earnings per share	120,188	115,482	123,233	115,372

Cash dividend declared per common share	$—	$—	$—	$0.75

(1) Revenue is comprised of the following (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Royalties from a related party	$46,847	$26,071	$146,507	$66,887
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)	(13,823)	(13,823)
Royalty revenue	43,391	22,615	132,684	53,064
Strategic alliance - MABA program	221	221	885	885
Total revenue from a related party	$43,612	$22,836	$133,569	$53,949

(2) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Research and development	$142	$349	$632	$1,036
General and administrative	1,732	1,301	7,665	5,837
Total stock-based compensation	$1,874	$1,650	$8,297	$6,873

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2016	2015
	(unaudited)	(1)

Assets
Cash, cash equivalents and marketable securities	$150,433	$187,283
Other current assets	47,613	27,042
Property and equipment, net	368	221
Capitalized fees paid to a related party, net	180,545	194,368
Other assets	37	18
Total assets	$378,996	$408,932

Liabilities and stockholders’ deficit
Other current liabilities	$3,584	$4,695
Accrued interest payable	7,828	7,911
Deferred revenue	3,099	3,984
Convertible subordinated notes, net	237,597	250,992
Non-recourse notes payable, net	478,496	482,139
Other long-term liabilities	1,383	1,856

Stockholders’ deficit	(352,991)	(342,645)
Total liabilities and stockholders’ deficit	$378,996	$408,932

(1) The selected consolidated balance sheet amounts at December 31, 2015 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Year Ended
	December 31,
	2016	2015
	(unaudited)
Net cash provided by operating activities	$60,984	$10,131
Net cash provided by (used in) investing activities	(4,580)	159,168
Net cash used in financing activities	(97,568)	(106,919)

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation from GAAP net income (loss) to adjusted EBITDA:
GAAP net income (loss)	$25,470	$4,301	$59,536	$(18,760)
Non-GAAP adjustments:
Interest expense (income), net	12,829	12,995	51,834	51,460
Stock-based compensation	1,874	1,650	8,297	6,873
Depreciation	41	28	131	110
Amortization of capitalized fees paid to a related party	3,456	3,456	13,823	13,823

Adjusted EBITDA	$43,670	$22,430	$133,621	$53,506

INNOVIVA, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation from GAAP net income (loss) to adjusted net income for computing adjusted earnings per share:
GAAP net income (loss)	$25,470	$4,301	$59,536	$(18,760)
Non-GAAP adjustments:
Stock-based compensation	1,874	1,650	8,297	6,873
Depreciation	41	28	131	110
Amortization of capitalized fees paid to a related party	3,456	3,456	13,823	13,823

Adjusted net income	$30,841	$9,435	$81,787	$2,046

Adjusted earnings per share	$0.26	$0.08	$0.66	$0.02

Shares used in computing diluted earnings per share	120,188	115,482	123,233	115,372